Exhibit 10.2


                            HERSHEY FOODS CORPORATION
                           DEFERRED COMPENSATION PLAN

                  (AMENDED AND RESTATED AS OF AUGUST 19, 2002)

                  This Deferred Compensation Plan (the "Plan") allows participants in the following programs of Hershey Foods Corporation's Key Employee Incentive Plan to defer receipt of all or part of their awards: (1) cash awards under the Annual Incentive Program (the "AIP"); (2) the cash equivalent or Common Stock of Hershey Foods Corporation (the "Company") representing performance stock unit ("PSU") awards under the Long Term Incentive Program ("LTIP"); and (3) awards of Common Stock of the Company pursuant to Restricted Stock Unit ("RSU") awards under the LTIP granted on or after January 1, 2001. The Plan is intended to benefit those key executives of Hershey Foods Corporation and subsidiaries as specified in the AIP and LTIP who participate in the AIP or LTIP, to secure their goodwill, loyalty and achievement, and to help attract and retain highly qualified executives.

                  The Compensation and Executive Organization Committee of the Company's Board of Directors has established certain minimum stockholding requirements for employees who are eligible to receive awards under the LTIP. The Committee may, in its discretion, allow credit towards such requirement for Company Common Stock constructively invested by such employee pursuant to a vested PSU or vested RSU deferred under this Plan. Dividends previously earned, as well as future dividends earned on deferred PSU awards and deferred RSU awards, are eligible for deferral under the Plan.

                                    ARTICLE I
                                   DEFINITIONS

         The following definitions apply to this Plan:

          1.1 ACCOUNT. "Account" means the Account maintained by the Company pursuant to Article II with respect to each Participant and each Deferral Election by such Participant.

          1.2 AIP. "AIP" means the Annual Incentive Program, and any similar or successor plan or program, of the Company's Key Employee Incentive Plan and annual incentives awarded under the Company's Sales Incentive Plan and any successor or replacement plan thereof.

          1.3 BOARD. "Board" or "Board of Directors" means the Board of Directors of the Company.

          1.4 CHANGE IN CONTROL. "Change in Control" means a Change in Control as such term is defined under the Company's Executive Benefits Protection Plan (Group 3A).

          1.5 COMMITTEE OR COMPENSATION COMMITTEE. "Committee" or "Compensation Committee" means the Compensation and Executive Organization Committee of the Board or any successor committee having similar authority.

          1.6 COMPANY. "Company" means Hershey Foods Corporation, a Delaware corporation.

          1.7 COMPANY COMMON STOCK OR COMMON STOCK. "Company Common Stock" or "Common Stock" means the common stock of the Company.

          1.8 DEFERRAL ELECTION. "Deferral Election" means a Participant's election to defer all or part of the Participant's AIP, PSU or RSU award as described in Article II.

          1.9 DETERMINATION DATE. "Determination Date" means the last day of each calendar quarter.

          1.10 DISABILITY. "Disability" means a condition or circumstance entitling a Participant to be classified as "disabled" pursuant to the Long Term Disability program of the Company's Flexible Benefits Plan.

          1.11 EBPP means, with respect to a Participant, the Company's Employee Benefits Protection Plan (Group 2), Executive Benefits Protection Plan (Group 3), Executive Benefits Protection Plan (Group 3A), or Severance and Benefits Plan (Amended and Restated) as applicable to such Participant.

          1.12 INVESTMENT OPTIONS. "Investment Options" means the following investment options which are to be used as earnings indices as described in
Section 2.2:

                  1.       Hershey Fixed Income Fund
                  2.       American Express Cash Management Fund
                  3.       American Express Trust Equity Index Fund I
                  4.       Company Common Stock

Except as hereafter provided with respect to a Participant's constructive investment in Company Common Stock: (a) the Investment Options are chosen by the Plan Administrator and are subject to change from time to time as the Plan Administrator, in its sole discretion, deems necessary or appropriate, and (b) no provision of this Plan shall be construed as giving any Participant an interest in any of these Investment Options nor shall any provision require that the Company make any investment in any such funds. Investment Options, other than the Company Common Stock Investment Option, may be added, modified or deleted from time to time in the discretion of the Plan Administrator; provided, however, that after the occurrence of a Change in Control, the Plan Administrator shall not alter any Investment Option in effect immediately prior to the Change in Control unless the Investment Options provided are substantially the same as those provided to participants in the Company's tax-qualified retirement plan having the most investment options available for selection by participants.

          1.13 LTIP. "LTIP" means the Long Term Incentive Program of the Company's Key Employee Incentive Plan (the "KEIP") and any similar or successor plan or program.

          1.14 PARTICIPANT. "Participant" means an employee of the Company who is eligible to participate in the AIP or LTIP, who meets the eligibility criteria for participation in this Plan established by the Plan Administrator from time to time, and who elects to participate in this Plan by filing a Deferral Election as provided in Article II.

          1.15 PLAN. "Plan" means this Hershey Foods Corporation Deferred Compensation Plan as set forth herein and as amended from time to time.

          1.16 PLAN ADMINISTRATOR. "Plan Administrator" means the Employee Benefits Committee of the Company, or any successor committee having similar authority, or such other individual or committee as may be determined by the Committee from time to time.

          1.17    PLAN YEAR.  "Plan Year" means the calendar year.

          1.18 PSU. "PSU" means performance stock units granted under the LTIP.

          1.19 RSU. "RSU" means restricted stock units granted under the LTIP.

          1.20    RETIREMENT.  "Retirement" means termination of employment with
the  Company  after  becoming   eligible  for  retirement  under  the  Company's
Retirement Plan.

          1.21    SERP.  "SERP" means the  Company's  Amended and  Restated
(2002) Supplemental Executive Retirement Plan.

          1.22    TRUST.  "Trust" means the trust described in Section 7.2.

                                   ARTICLE II
                          DEFERRAL ELECTIONS: ACCOUNTS

          2.1     ELECTION TO DEFER.

                  a. AIP AWARDS. A Participant may elect under the Plan to defer receipt of all or a portion of his or her anticipated bonus under the AIP. A Participant's election must be made no later than November 1st of the Plan Year in which the Participant renders the services which may result in the AIP bonus award.

                  b. PSU AWARDS. A Participant may elect under the Plan to defer receipt of all or a portion of the cash or Company Common Stock amount earned as a PSU award under the LTIP, provided that, unless the Committee has determined otherwise, an election to defer a cash PSU award under this Plan can only be made if the Participant has satisfied the minimum stockholding requirements established by the Board of Directors. A Participant's election to defer a PSU award, whether in cash or Company Common Stock, must be made at least sixty (60) days prior to the date the PSU award will be paid or, if earlier, by the December 31 preceding the date such PSU award will be paid.

                  c. RSU AWARDS. A Participant may elect under the Plan to defer receipt of all or a portion of the amount earned as an RSU award under the LTIP. A Participant's election must be made at least sixty (60) days prior to the date the RSU award will be paid or, if earlier, by the December 31 immediately preceding the date such RSU award will be paid. Upon the occurrence of a Change in Control, all restrictions on a Participant's RSU award shall lapse pursuant to the terms of the KEIP.

                  d. CHANGE IN CONTROL ELECTION FOR EBPP PARTICIPANTS. For each Participant who is covered by an EBPP, the Company shall, on the later of
(i) the first day of January of the year first following the year during which a Change in Control occurs and (ii) the one hundred twentieth (120th) day following such Change in Control, pay to him or her a lump sum cash payment equal to the amount of his or her Account if prior to such Change in Control, such Participant elects, in his or her sole discretion, to receive such lump sum cash payment at such time.

                  e. VESTED PENSION BENEFIT. If a Participant does not elect, pursuant to Section 2.4 of the EBPP applicable to him or her, to receive his or her Vested Pension Benefit (as such term is defined in such EBPP), such amount shall be deferred under the Plan in accordance with the terms of such EBPP.

                  f. PARTICIPANTS WHO ARE NOT EBPP PARTICIPANTS. Any Participant who is not a participant in any EBPP shall, upon the occurrence of a Change in Control, become fully vested in his or her Account; and for each such Participant the Company shall, on the later of (i) the first day of January of the year first following the year during which a Change in Control occurs and
(ii) the one hundred twentieth (120th) day following such Change in Control, pay to him or her a lump sum cash payment equal to the amount of his or her Account if prior to such Change in Control, such Participant elects, in his or her sole discretion, to receive such lump sum cash payment at such time.

                  g. Any deferral election under this Section 2.1 shall be made on a form supplied by the Plan Administrator. The election to defer an AIP bonus, a PSU award or an RSU award is irrevocable except as specifically provided otherwise in this Plan.

          2.2     ACCOUNTS.

                  a.    ESTABLISHMENT  OF  ACCOUNTS.  Except as provided in
Section 7.2, any amounts deferred by a Participant will not be funded or set aside for future payment by the Company. Instead, an Account will be noted for the Participant on the Company's books. A Participant's Account will be credited with amounts deferred and with investment credits as provided in paragraph c. below. A separate Account will be established for each Deferral Election.

                  b. PARTICIPANTS AS UNSECURED CREDITORS. A Participant's entitlement to receive the amount reflected by his or her Accounts will be based solely on an unfunded unsecured unconditional promise to pay by the Company that is not assignable; however, except as provided in Section 7.6 below or under the terms of a Participant's RSU award, the Participant at all times will be fully vested in the Accounts.

                  c. INVESTMENT CREDITS TO ACCOUNTS. Subject to such limitations as may from time to time be required by law, imposed by the Plan Administrator or as set forth in paragraph (6) below, and subject to such operating rules and procedures as may be imposed from time to time by the Plan Administrator, each Participant may express to the Plan Administrator a preference as to how the Participant's Accounts should be constructively invested among the Investment Options; provided that, following a Change in Control, any such preference expressed by a Participant (whether such preference is expressed prior to, or following, a Change in Control) shall be binding upon the Plan Administrator. Such preference shall designate the percentage of the Participant's Accounts which is requested to be constructively invested in each Investment Option.

                        (1) Any initial or subsequent expression of investment preference shall be in writing, on a form supplied by and filed with the Plan Administrator. Participants may change their investment preferences effective as of the beginning of each Plan Year, or more frequently if permitted in the discretion of the Plan Administrator; provided, however, that following a Change in Control, Participants shall be permitted to change their investment preferences at least as frequently as they could under procedures in effect immediately prior to the Change in Control.

                        (2) Except as set forth above following a Change in Control, all investment preferences shall be advisory only and shall not bind the Company or the Plan Administrator and the Company shall not be obligated to invest any funds in connection with this Plan. If, however, the Company chooses to invest any amount to provide for its liabilities under this Plan, the Plan Administrator shall have complete discretion as to investments and no Participant shall have any claim on such investments as a fund to provide benefits hereunder.

                        (3) From time to time, but not less frequently than each Determination Date, the Plan Administrator shall allocate the net earnings or losses of the Plan since the preceding Determination Date among the Accounts of Participants, and to the extent a Participant's Investment Option preferences are honored by the Plan Administrator, such net earnings or losses shall be allocated as though the Accounts had been invested in the Investment Option in accordance with the Participant's indicated preference. The "net earnings or losses" of the Plan shall be equal to the net increase or net decrease (taking into account any constructive dividends or interest thereon), as the case may be, in the value of a Participant's Accounts since the last Determination Date in accordance with the Participant's investment preferences or other such allocation of such net increase or net decrease in the value of funds constructively invested by the Plan Administrator and allocated to the Accounts of Participants hereunder.

                        (4) If the Plan Administrator receives an initial or revised investment preference which it deems to be incomplete, unclear or improper, the Participant's investment preference then in effect shall remain in effect (or, in the case of a deficiency in an initial investment preference, the Participant shall be deemed to have filed no investment preference) until the beginning of the next Plan Year, unless the Plan Administrator provides for, and permits the application of, corrective action prior thereto. If a Participant fails to file an effective investment preference, the Participant's Accounts will be constructively invested in the American Express Cash Management Fund (or such Investment Option designated by the Plan Administrator from time to time as a substitute for such Fund).

                       (5) If the Plan Administrator determines that the constructive value of an Account as of any date on which distributions are to be made differs materially from the constructive value of the Account on the prior Determination Date upon which the distribution is to be based, the Plan Administrator, in its discretion, shall have the right to designate any date in the interim as a Determination Date for the purpose of constructively revaluing the Account so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value. Similarly, the Plan Administrator may adopt a policy of providing for regular interim valuations without regard to the materiality of changes in the value of the Accounts.

                        (6) The foregoing provisions of this paragraph 2.2(c) to the contrary notwithstanding: (i) prior to a Change in Control, that portion of all deferred PSUs that is payable in Company Common Stock under the LTIP and all deferred RSUs shall be constructively invested in Company Common Stock; (ii) the Participant's Accounts shall be credited from time to time with the amount of any dividends declared and paid on such Company Common Stock, and shall be adjusted in connection with any stock dividend, split, reorganization, liquidation or other event which affects the number of shares of Common Stock represented by such PSUs and RSUs; and (iii) no other amounts deferred under this Plan shall be constructively invested in Company Common Stock. Following a Change in Control, no amounts deferred under this Plan shall be required to be constructively invested in Company Common Stock.

                  d. STATEMENT OF ACCOUNTS. Within a reasonable time after the end of each Plan Year, the Plan Administrator shall submit to each Participant a statement of the balance in his Accounts; provided, however, that following a Change in Control, such statement of Accounts shall be provided on at least a quarterly basis.

          2.3 CREDIT OF PRE-1995 AIP DEFERRALS TO ACCOUNTS. Participants who previously deferred AIP awards under the deferral arrangements in effect for awards prior to 1995 may elect as of any beginning of any Plan Year to credit any portion of their deferral accounts under the prior arrangement to their Accounts under this Plan. Credits shall be made to this Plan pursuant to this Section on January 1 of the Plan Year subsequent to any such election being made. Amounts so credited shall become part of a Participant's Accounts and shall be subject to the terms and conditions of this Plan, except that prior elections as to payment of deferred amounts shall remain in effect. Once amounts are credited to a Participant's Accounts pursuant to this Section 2.3, they may not thereafter be returned to the Participant's deferral accounts under the prior deferral arrangement.

          2.4 CREDIT OF PRE-1995 DIVIDENDS PAID ON PSU DEFERRALS TO ACCOUNTS. Participants who previously received dividends on deferred PSU awards under the deferral arrangements in effect for awards prior to 1995 may elect as of the beginning of any Plan Year to credit any portion of their previously deferred dividends under the prior arrangement to their Accounts under this Plan. Notwithstanding the above, previously deferred PSU dividends are not eligible to be deferred pursuant to the terms of the Plan unless the Participant has satisfied the employee minimum stockholding requirements established by the Committee. Credits shall be made to this Plan pursuant to this Section on the January 1 of the Plan Year subsequent to any such election being made. Amounts so credited shall become part of a Participant's Accounts and shall be subject to the terms and conditions of this Plan, except that prior elections as to payment of deferred amounts shall remain in effect. Once amounts are credited to a Participant's Accounts pursuant to this Section 2.4, they may not thereafter be returned to the Participant's deferral accounts under the prior deferral arrangement.



                                  ARTICLE III
                            DISTRIBUTION OF DEFERRALS

          3.1     INITIAL ELECTION OF DISTRIBUTION OPTIONS IN DEFERRAL ELECTION.

                  a. A Participant must specify in each of his or her Deferral Elections when such Account will be distributed. Distribution may be made or begin in any future Plan Year or Years, but distributions must begin not later than the Plan Year following the calendar year in which the Participant attains age 70. The Participant may elect to receive amounts deferred in a lump sum or in up to ten substantially equal annual installments. A Participant may specify different distribution dates and forms of payment under each of his or her Deferral Elections. All amounts of a Participant's Accounts constructively invested in Company Common Stock shall be distributed in the form of Company Common Stock, except in the event a Change in Control occurs, in which case amounts constructively invested in Company Common Stock shall be dealt with in accordance with the terms of the EBPP applicable to such Participant. All other amounts shall be distributed in cash.

                  b. Any provision of this Plan to the contrary notwithstanding, all distributions hereunder shall be deferred until such time (but not beyond the occurrence of a Change in Control unless otherwise specified in a Participant's Deferral Election), in the discretion of the Committee, as such distribution would not be disallowed as a deduction under Section 162(m) of the Internal Revenue Code.

          3.2     CHANGES IN DISTRIBUTION OPTIONS.

                  a. A Participant is entitled to one future opportunity to further lengthen (not shorten) the deferral period provided in a Deferral Election and to make one future change with regard to lengthening (not shortening) the payment schedule provided in that Deferral Election up to a maximum payment schedule of ten years.

                  b. Any change in the deferral period or the payment schedule must be submitted to the Plan Administrator in writing, on a form provided by the Plan Administrator, at least twelve months, or such shorter period as the Plan Administrator may accept, but in no event later than the December 31, before the date payments were originally scheduled to begin. No change in the deferral period shall be permitted if such change would cause payments to begin after the Plan Year following the calendar year in which the Participant attains age 70.

          3.3     PAYMENT OF DEFERRED AMOUNTS.

                  a. Upon the date elected by the Participant, the Company shall begin to pay to the Participant an amount equal to the total amount then credited to the Participant's Accounts. Such amount is to be paid either in one lump sum or in substantially equal annual installments over a period of years as previously elected by the Participant, which period shall be not more than ten years. Each annual installment shall include investment credits on the remaining balance during the previous Plan Year until the Accounts shall have been paid in full. A Participant may continue to express investment preferences as provided in paragraph c of Section 2.2 during the period that an Account is being distributed.

                  b. If the Participant dies before payment in full of the amount standing to the Participant's credit in the Accounts, the unpaid balance may be paid in one lump sum or in substantially equal installments to the Participant's beneficiary over the remaining distribution period elected by the Participant. If the Participant dies before the beginning date of the deferred payment and did not indicate a specific method of distribution, then the Participant's designated beneficiary may petition the Plan Administrator regarding the method of distribution. In the absence of a designated beneficiary, the balance of the Accounts will be paid in a lump sum to the estate of the Participant as soon as possible.

                  c.    If the  Participant's  employment  is  terminated  for
any reason other than Retirement, death or Disability before the elected payment date, then the Company, acting through the Plan Administrator, at its discretion, but subject to any limitations set forth in the EBPP applicable to such Participant (or any similar or successor plan or program) or any employment agreement to which the Participant is a party or is covered, at any time thereafter may:

                        (1) Immediately pay over any amounts credited to the Participant's Accounts to the Participant; provided, however, if such termination of employment occurs at any time following a Change in Control, the Company and the Plan Administrator may not pay over any amounts credited to a Participant's Accounts, unless prior to the occurrence of the Change in Control, such Participant made an election pursuant to which such Participant consented to receive an immediate payment of such Participant's Accounts in the event such Participant's employment is terminated following a Change in Control for any reason other than Retirement, death or Disability.

                        (2) Deposit any amounts credited to the Participant's Accounts in a grantor trust for the Company's benefit who will manage and pay over such amounts to the Participant in accordance with the terms of this Plan, with administrative costs in such event being charged to the Participant's Accounts; provided, however, that following a Change in Control, all such administrative costs shall be borne solely by the Company.

                        (3) Continue to itself maintain and pay over amounts deferred to the Participant in accordance with the terms of this Plan and the Participant's election pursuant thereto.

                  d. If both the Participant and his beneficiary die after payments to the Participant begin and before all payments are made from the Participant's Accounts, the remaining value of the Accounts shall be determined as of the date of death of the beneficiary or Participant, whichever is later, and shall be paid as promptly as possible in one lump sum to the estate of the survivor of the Participant and such beneficiary.

                  e. A Participant may designate or change his or her beneficiary (without the consent of any prior beneficiary) on a form provided by the Plan Administrator and delivered to the Plan Administrator before the Participant's death.

                  f. Subject to Section 3.1: (1) if a Participant elects to receive amounts deferred in a lump sum or in annual installments on a date prior to Retirement, such payments will commence or payment will be made in the month of January of the Plan Year selected by the Participant; (2) if the Participant elects to receive amounts deferred in a lump sum (other than amounts deferred as Common Stock for payment in a lump sum) or in annual installments after Retirement, such payments shall commence or payment shall be made in the month of January of the Plan Year following the calendar year in which the Participant retires; and (3) if a Participant elects to receive amounts deferred as Common Stock in a lump-sum after Retirement, such payment will be made in the month of January of the Plan Year following the calendar year in which the
Participant retires, unless an earlier date is approved by the Plan Administrator upon application by the Participant.

                  g. Notwithstanding anything herein to the contrary, if, at any time, the Company determines (based on advice of tax counsel), by reason of legislation relating to, amendment of, or interpretation by a court or administrative body of, the provisions of the Internal Revenue Code of 1986, as amended, or any rules and regulations promulgated thereunder, that any amounts deferred by a Participant under this Plan shall be currently taxable, such Participant shall be entitled to elect to receive immediate payment of any such deferred amounts (without any reduction other than applicable tax withholding).

          3.4 HARDSHIP DISTRIBUTIONS. The Compensation Committee may, in its discretion, accelerate payments to a Participant in an amount up to the AIP bonus or the cash portion of a PSU award previously deferred, together with investment credits to date, in the event of demonstrated severe financial hardship (or any similar circumstances under which a payment would be permitted without causing the imposition of federal income taxes on Participants' Accounts that have not been distributed, pursuant to Revenue Procedure 92-65 or any successor Revenue Procedure, Revenue Ruling, regulation or other applicable administrative determination issued by the Internal Revenue Service.) Any such payments made will be limited to the amount needed to meet the demonstrated financial need. A Participant seeking a financial hardship withdrawal from his or her Accounts must request a hearing with the Plan Administrator, who will gather facts and render a report to the Compensation Committee for a decision.

          3.5 OTHER WITHDRAWALS: FORFEITURE PENALTY. A Participant may, by written request on a form provided by the Plan Administrator, withdraw all or any portion of any of his Accounts as of any Determination Date, provided that the Participant shall forfeit 10% of the amount withdrawn as a penalty.

          3.6 WITHHOLDING. Any payments made pursuant to this Article III shall be subject to appropriate federal, state or local income tax withholdings. Any withholdings required in respect of a distribution of Company Common Stock shall be deducted from other cash amounts then distributed hereunder or, if none, from other cash compensation payable to Participant. If no other cash compensation is then payable to the Participant then, in the discretion of the Committee, such distribution of Company Common Stock shall be deferred until such time as

(a) such cash distribution or other compensation is payable to the Participant that can be withheld hereunder, or (b) the Participant deposits with the Company such amount of cash and/or directs the Company to withhold from such distribution such number of shares of Company Common Stock having a fair market value (as defined in the LTIP) equal to the amount required to satisfy such withholding tax obligation.

                                   ARTICLE IV
                                CLAIMS PROCEDURE

          4.1 The following provisions are incorporated in the Plan in accordance with the requirements of the Employee Retirement Income Security Act of 1974:

                  a.    The following claims procedure is hereby established:

                        (1) A Participant or beneficiary shall make a claim for the benefits provided hereunder by delivering a written request to the Plan Administrator. Upon receipt of a claim, the Plan Administrator shall determine whether to grant the claim, deny it, or grant it in part.

                        (2) If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph (3) following shall be furnished to the claimant within a reasonable period of time after receipt of a claim by the Plan Administrator.

                        (3) The Plan Administrator shall provide to every claimant who is denied a claim for benefits, written notice setting forth in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial; specific reference to pertinent Plan provisions on which denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and an explanation of the Plan's claim review procedure as set forth herein.

                        (4) The purpose of the review procedures set forth herein is to provide a procedure by which a claimant under the Plan may have a reasonable opportunity to appeal a denial of a claim to the named fiduciary for a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative may request a review upon written application to the Committee; may review pertinent Plan documents; and may submit issues and comments in writing. A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Plan Administrator at any time within sixty (60) days after receipt by the claimant of written notice of denial of this claim.

                        (5) The decision on review of a denied claim shall be made as follows. The decision on review shall be made by the Plan Administrator, which may in its discretion hold a hearing on the denied claim. The Plan Administrator shall make a decision promptly, and not later than sixty
(60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decisions, written in the manner calculated to be understood by the claimant, and specific references to the pertinent Plan revisions on which the decision is based. The Plan Administrator shall have full discretion to decide the claim and its decision on review shall be final and binding on all parties.

                  b. For the sole purpose of implementing the claims procedure (and not for any other purposes), the Plan Administrator is hereby designated as a named fiduciary of this Plan.

                                   ARTICLE V
                               PLAN ADMINISTRATOR

          5.1 PLAN ADMINISTRATOR DUTIES. The Plan Administrator shall administer this Plan. All members of the committee comprising the Plan Administrator may be Participants. A member of the committee comprising the Plan Administrator who is a Participant may not vote on matters affecting his or her personal benefit under this Plan, but any such individual shall otherwise be fully entitled to act in matters arising out of or affecting this Plan notwithstanding his or her participation herein. The Plan Administrator shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

          5.2 AGENTS. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them or to others (including employees of the Company) such administrative duties as it sees fit. The Plan Administrator may from time to time consult with counsel, who may be counsel to the Company.

          5.3 BINDING EFFECT OF DECISIONS. In carrying out its duties herein, the Plan Administrator (or its designee) shall have full discretion to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be final and binding on all parties.

          5.4 INDEMNITY. The Company shall indemnify and hold harmless the Plan Administrator and any employees to whom administrative duties under this Plan are delegated, against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

          6.1 AMENDMENT. The Committee may at any time amend the Plan in whole or in part. However, no amendment shall be effective to decrease or restrict any then existing Account or to change the Company's obligations under any then existing Deferral Election or as otherwise may be provided in an agreement entered into between the Company and the Participant prior to the date of such Deferral Election or the Company's Executive Benefits Protection Plan (or any similar or successor plan or program). After the occurrence of a Change in Control, no amendment to the Plan may be made to this Section 6.1 or to Sections 1.11, 2.2(c), 2.2(d), 3.1(b), 3.2, 3.3, 3.4, 3.5, 6.2, 7.6 or 7.9 that would adversely affect the rights of any Participant without the consent of such Participant, except for such changes that the Committee reasonably determines, upon the advice of nationally recognized tax counsel, are necessary to fulfill the intent of the Plan to defer federal income taxation of Participants' Accounts until such Accounts are paid in accordance with the terms of the Plan.

          6.2 BOARD'S RIGHT TO TERMINATE. The Board may at any time terminate the Plan in its entirety, in which event no new Deferral Elections shall be made, but the obligations of the Company under this Plan and under existing Deferral Elections shall continue.

                                  ARTICLE VII
                                  MISCELLANEOUS

          7.1 UNFUNDED PLAN. This Plan is intended to be an "unfunded" plan maintained primarily to provide deferred compensation for a "select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and shall be so construed.

          7.2 RABBI TRUST. The Company shall establish promptly a revocable trust to hold assets, subject to the claims of the Company's creditors in the event of the Company's insolvency, for the purpose of the payment of the benefits hereunder, which shall become irrevocable upon a Change in Control. The Company shall contribute to the Trust cash in such amounts and at such times as are specified in this Plan and in the applicable trust agreement. Upon the occurrence of a Change in Control, the Company shall contribute to a separate Trust account maintained for each Participant under the Trust, in cash, an amount equal to 100% of the value of each such Participant's Account, less any amount credited to such Participant's Trust account as of the date of such contribution. Amounts paid to Participants from the Trust shall discharge the obligations of the Company hereunder to the Participants to the extent of the payments so made.

          7.3 UNSECURED GENERAL CREDITOR. This Plan is unfunded. Benefits shall be paid from the Company's general assets. Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets owned or which may be acquired by the Company. Such assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security against the obligations of the Company under this Plan. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future. The Company in its sole discretion, may, however, elect to provide for its liabilities under this Plan through a trust or funding vehicle, provided, however, that the terms of any such trust or funding vehicle shall not alter the status of Participants and beneficiaries as mere general unsecured creditors of the Company or otherwise cause the Plan to be funded or benefits taxable to Participants except upon actual receipt.

          7.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. The rights to all such amounts are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by Participants or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, except as required by law.

          7.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, and a Participant shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge an employee at any time. This foregoing provisions of this Section 7.5 to the contrary notwithstanding, this Plan shall not diminish any rights or increase any obligations of a Participant or the Company under any employment agreement entered into by the Participant and the Company prior to such Participant's Deferral Election, or after such Deferral Election to the extent that such employment agreement specifically provides that it shall supersede any inconsistency with the terms of this Plan.

          7.6 FORFEITURE OF BENEFITS. If a Participant's employment is terminated because of willful misfeasance or gross negligence in the performance of his or her duties, his or her right to benefits under this Plan shall, in the discretion of the Committee, be forfeited, and the Company shall have no further obligation hereunder to such Participant or his or her beneficiary(ies); provided, however, that notwithstanding any provision of the Plan, upon a Change in Control, a Participant's AIP benefits, PSU benefits, Vested Pension Benefit and RSU benefits deferred under the Plan (together, the "Deferred Benefits") shall vest and be payable pursuant to the provisions of Sections 2.1, 2.2 and
2.5 of the EBPP applicable to such Participant and Section 7.IV(b) of the KEIP, respectively, and such vested Deferred Benefits shall not be subject to forfeiture under this Section 7.6. If a Participant is not a participant under any EBPP or the KEIP, upon a Change in Control, Sections 2.1, 2.2 and 2.5 of the Employee Benefits Protection Plan (Group 2) and Section 7.IV(b) of the KEIP shall nevertheless apply to the Participant's Deferred Benefits and such Deferred Benefits shall not be subject to forfeiture under this Section 7.6.

          7.7 TERMS. Use of the masculine, feminine and neuter pronouns in this Plan are intended to be interchangeable and use of the singular will include the plural, unless the context clearly indicates otherwise.

          7.8 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          7.9 GOVERNING LAW. This Plan shall be governed by the laws of the United States and, to the extent not preempted thereby, the laws of Pennsylvania; provided, however, that after a Change in Control, any court or tribunal that adjudicates any dispute, controversy or claim arising between the Participants and the Committee, Plan Administrator, Company or any of their delegates or successors, relating to or concerning the provisions of this Plan, will apply a de novo standard of review to any determinations made by such person. Such de novo standard shall apply notwithstanding the grant of full discretion hereunder to any such person or characterization of any decision by such person as final, binding or conclusive on any party.

          7.10 VALIDITY. The illegality or invalidity of any provision of this Plan shall not affect its remaining parts, but this Plan shall be construed and enforced without such illegal or invalid provisions.

          7.11 NOTICE. Any notice or filing required or permitted to be given to the Plan Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to:

                           Employee Benefits Committee
                           Hershey Foods Corporation
                           100 Crystal A Drive
                           Hershey, Pennsylvania 17033

                  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          7.12 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporation or other business entity which shall, whether by merger, consolidation, purchase of assets, or otherwise, acquire all or substantially all of the business or assets of the Company, and successors of any such corporation or other business entity.

          7.13 INCAPACITY. If the Plan Administrator finds that any Participant or beneficiary to whom a benefit is payable under this Plan is unable to care for his affairs, any payment due (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Plan Administrator, to any person who is charged with the support of the Participant or beneficiary. Any such payment shall be payment for the account of the Participant and shall be a complete discharge of any liability of the Company under the Plan to the Participant or beneficiary.

          IN WITNESS WHEREOF, the Company has caused this Deferred Compensation Plan to be amended and restated as of the 19th day of August, 2002.



                                     HERSHEY FOODS CORPORATION

                                     By: /s/ Marcella K. Arline
                                         ----------------------
                                          Marcella K. Arline
                                          Senior Vice President, Human Resources